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                                                        Exhibit 11

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statements of Additional Information constituting part of this Post Effective Amendment No. 34 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated December 14, 1995, relating to the financial statements and financial highlights appearing in the October 31, 1995 Annual Reports to Shareholders of John Hancock Sovereign U.S. Government Income Fund, John Hancock Regional Bank Fund, John Hancock Gold & Government Fund and John Hancock Sovereign
Achievers Fund, and our report dated December 18, 1995 relating to the financial statements and financial highlights appearing in the October 31, 1995 Annual Report to Shareholders of John Hancock Managed Tax-Exempt Fund which appear in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectuses which constitute parts of this Registration Statement. We also consent to the references to us under the headings "Independent Auditors" in such Statement of Additional Information and to the references to us under the headings "The Fund's Financial Highlights" in the such Prospectuses.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Boston, Massachusetts
February 21, 1996